LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 27th day of December, 2014, between PLDSPE LLC, a Delaware limited liability company ("Landlord"), and the Tenant named below.

Tenant:	Sigma Designs, Inc., a California corporation	
Tenant's Representative, Address, and Telephone:	Elias N. Nader 1778 McCarthy Boulevard Milpitas, California 95035 (408)957-9847	
Premises:	The entire interior portion of the Building, which is deemed to contain 42,711 rentable square feet, commonly known as 47467 Fremont Boulevard, Fremont, California 94538 as shown on Exhibit A.	
Project:	The project commonly known as Prologis Park Bayside.	
Building:	Prologis Park Bayside 48 47467 Fremont Boulevard Fremont, CA 94538 (sba00803)	
Tenant's Proportionate Share of Project:	13.72 % (42,711 / 311,277 SF)	
Tenant's Proportionate Share of Building:	100.00 % (42,711 / 42,711 SF)	
Lease Term:	Beginning on the Commencement Date and ending on the last day of the 81st full month following the Commencement Date.	
Commencement Date:	January 1, 2015	
Initial Monthly Base Rent:	See Addendum 1	
Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Common Area Charges:	$2,730.00
	2. Taxes:	$4,720.00
	3. Insurance:	$676.00
	4. Management Fee:	$1,435.00
Initial Estimated Monthly Operating Expense Payments:	$9,561.00	
Initial Monthly Base Rent, and Estimated Operating Expense:	$49,282.23	
Security Deposit:	$52,000.00	
Brokers:	Landlord: None Tenant: JLL - Bart Lammersen and Conor Flannery	
Addenda:	1. Base Rent Adjustments 2. HVAC Maintenance Contract 3. Move Out Conditions 4. One Renewal at Market 5. Storage and Use of Permitted Hazardous Materials 6. Satellite Dish	
Exhibits:	A. Site Plan A-1. Existing Floor Plan B. Project Rules and Regulations C. Commencement Date Certificate D. Sign Criteria	

EN

1. **Granting Clause**. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

2. **Acceptance of Premises**. Landlord shall deliver possession of the Premises to Tenant "broom clean," free of any personal property of any prior tenant or occupant. Subject to the completion of the Initial Improvements, Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions and subject to Landlord's repair obligations expressly set forth in this Lease. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. In no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant. Once the Commencement Date has occurred, not later than 10 days after written demand is made therefor by Landlord of Tenant, Tenant shall execute and deliver to Landlord a Commencement Date Certificate in the form of Exhibit C attached to and hereby made a part of this Lease.

Tenant hereby acknowledges that as of the date of this Lease, the Premises are occupied by an existing tenant (the "Existing Tenant"). Tenant hereby acknowledges and agrees that Landlord shall not deliver possession of the Premises to Tenant until Landlord has obtained lawful possession of the Premises from the Existing Tenant pursuant to a separate termination agreement between Landlord and the Existing Tenant ("Termination Agreement"). Tenant acknowledges that the effectiveness of this Lease is contingent upon Landlord and the Existing Tenant fully executing a Termination Agreement, which among other matters requires the Existing Tenant to vacate the Premises on or before January 1, 2015.

Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord represents and warrants, to its knowledge, that as of the Commencement Date the Building's HVAC, electrical, plumbing and other mechanical systems are in good working order and Landlord warrants such systems for a period of 6 months from the Commencement Date (and shall repair any defects in such systems of which Landlord receives written notice from Tenant prior to the expiration of such 6-month period, at no cost to Tenant); provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees.

Upon execution of this Lease, Landlord shall use Landlord's commercially reasonable efforts to market Tenant's existing premises located at 1778 McCarthy Blvd, Milpitas, California (hereinafter, "McCarthy Building") for lease and/or sale.

3. **Use**. The Premises shall be used only for the purpose of office, administrative, research and development activities, light manufacturing, and distribution functions that include, but are not limited to, receiving, storing, shipping and selling (but specifically excluding retail selling) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in an appropriate, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided, however, Tenant shall have the right to park operable vehicles and trailers overnight at the truck loading docks and designated truck and trailer parking areas for the Premises and operable automobiles in the designated automobile parking areas, and further provided there is no interference with the access of other tenants to the Building and Project parking lots and truck courts. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to (i) Tenant's particular use or occupation of the Premises (as opposed to uses by tenants in general) or (ii) any Tenant-Made Alterations (defined below) or any other alterations, fixturing or racking performed by Tenant or on Tenant's behalf; otherwise, Landlord shall be obligated to perform any alterations or modifications, within or without the Premises, that are required by Legal Requirements and seek recovery of any costs incurred thereby as an Operating Expenses as and to the extent allowed under Section 6 below. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance or increase the insurance risk beyond that which is standard and customary for industrial building projects generally, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's particular use or occupation of the Premises (as opposed to uses by tenants in general), or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

4. **Base Rent**. Tenant shall commence paying monthly Base Rent in accordance with the monthly Base Rent schedule attached as Addendum 1 to this Lease. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, except as otherwise specifically set forth in this Lease, monthly installments of Base Rent on or before the first day of the tenth full calendar month succeeding the Commencement Date and on the first day of each month thereafter during the Lease Term. Payments of Base Rent for any fractional calendar month shall be prorated based on the number of days in such fractional month. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer ("EFT") of immediately available federal funds before 11:00 a.m., Pacific Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 8 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty. Notwithstanding the foregoing or anything to the contrary stated elsewhere in this Lease, no late charge or interest shall be due on the first (and only the first) late payment of Base Rent or Operating Expenses during any calendar year of the Lease Term unless Tenant fails to make such payment within five (5) days after Tenant's receipt of a written notice of delinquency from Landlord.

5. **Security Deposit**. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord within five days of Tenant's receipt of written demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant within 45 days of the date Tenant's obligations under this Lease have been completely fulfilled. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Tenant waives any limitations set forth in California Civil Code Section 1950.7 (other than California Civil Code Section 1950.7(b)) limiting the use to which a security deposit may be applied. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Lease, including, without limitation, Paragraph 5.

6. **Operating Expense Payments**. Commencing on the seventh full calendar month of the Lease Term and each month of the Lease Term thereafter, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated based on the number of days in such month, but in no event will Tenant have any obligation to pay any Operating Expenses that are fairly allocable to any period of time prior the seventh full calendar month following the Commencement Date or after the expiration or earlier termination of this Lease and Tenant's vacation of the Premises. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project (provided, that Landlord shall act in a commercially reasonable manner in incurring Operating Expenses, taking into consideration the class and quality of the Building and Project) including, but not limited to costs of: Taxes (hereinafter defined) and reasonable, out of pocket fees payable to tax consultants and attorneys for consultation and contesting Taxes; insurance; utilities required in connection with the operation and maintenance of the Project; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, non-structural components of the roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, snow removal, exterior painting (excluding exterior painting of any building other than the Building), utility lines, shared or common area heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord, provided, however, that Tenant's Proportionate Share of the property management fee or administration fee, as applicable, shall not exceed 3 percent of the gross rent (Base Rent plus Operating Expenses) payable by Tenant under this Lease; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years (15 years for capital repairs or replacements to the roof and HVAC); provided that any capital costs in excess of $50,000.00 to replace or resurface the parking lots serving the Project shall be amortized over the useful life of such improvements (as reasonably determined by Landlord) if such improvements are required to be capitalized under generally accepted real estate accounting principles. Operating Expenses do not include (a) debt service under mortgages or ground rent under ground leases; (b) leasing commissions, or the costs of renovating space for tenants; (c) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Premises, the Building or the Project; (d) costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty (including the costs of any deductibles paid by Landlord) and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or

(bb) otherwise paid by insurance then in effect obtained by Landlord (ii) the negligence or intentional tort of Landlord, or any representative, employee or agent of Landlord, (iii) the act of any other tenant in the Premises, the Building or the Project, or any other tenant's agents, employees, licensees or invitees to the extent the applicable cost is, in the Landlord's reasonable judgment, practically recoverable from such person; (e) costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlord's reasonable judgment, recoverable by Landlord under a manufacturer's, materialman's, vendor's or contractor's warranty; (f) non-cash items, such as deductions for depreciation and amortization of the Premises, the Building or the Project and the Premises, the Building or the Project equipment, interest on capital invested, bad debt losses or expense reserves other than reserves for anticipated expenses that are applied to Operating Expenses in the same calendar year; (g) legal fees, accountants' fees and other expenses incurred in connection with disputes with other tenants or occupants of the Premises, the Building or the Project or associated with the enforcement of any lease or defense of Landlord's title to or interest in the Premises, the Building or the Project or any part thereof; (h) costs incurred due to violation by Landlord or any other tenant in the Premises, the Building or the Project of the terms and conditions of any lease; (i) the cost of any service provided to Tenant or other occupants of the Premises, the Building or the Project for which Landlord is entitled to be reimbursed; (j) charitable or political contributions; (k) interest, penalties or other costs arising out of Landlord's failure to make timely payments of its obligations; (l) costs, expenses, depreciation or amortization for repairs and replacements required to be made by Landlord under Paragraph 10 of this Lease; (m) costs related to Hazardous Materials on or about the Building or Project that were not introduced by Tenant or any of its agents, employees, contractors or invitees; (n) costs associated with the operation of the business of the limited liability company, partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building or Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Building or Project), it being understood that costs associated with the operation of the business of the limited liability company, partnership or entity which constitutes Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management; (o) compensation paid to any employee of Landlord above the grade of regional property manager/building superintendent, including officers and executives of Landlord; which are for services of the type above the type of service that would be typically performed by a building manager, property manager, or regional property manager regardless of the actual title of the person performing such service; and Tenant's Proportionate Share of insurance deductibles in excess of $10,000.00 per insurance claim, and co-insurance payments; and (p) the cost of any repairs or improvements to any building the in Project other than the Building.

No later than 90 days following the first day of each calendar year during the Lease Term, Landlord shall deliver to Tenant an Operating Expense Reconciliation Invoice ("Invoice") and an Operating Expense Summary Report listing the Operating Expenses for the prior year of the Lease Term ("Report"). Provided (x) no Event of Default exists under this Lease and (y) no payments of Base Rent, Operating Expenses, or other amounts due under the Lease are outstanding, Tenant, at its sole cost and expense, shall have the right to examine property invoices evidencing such costs and expenses as provided in the Invoice and Report. Such review of Landlord's property invoices may occur not more than once per year at Landlord's local market office during reasonable business hours. Landlord agrees to make the property invoices, a copier and conference room available to Tenant for a period not to exceed one week to examine such property invoices. In the event Tenant desires to exercise the foregoing right, Tenant shall deliver written notice of Tenant's intent to review the property invoices no later than thirty (30) days following Tenant's receipt of the Invoice and Report. Time is of the essence with regards to the delivery of such notice. Upon Landlord's receipt of Tenant's notice, Landlord and Tenant shall work in good faith to schedule a time and date for such property invoice examination which shall be acceptable to both parties. In the event that Tenant accurately determines that the Invoice and Report contain an error to the detriment of Tenant, Landlord shall immediately provide a revised Invoice and Report to Tenant. If Tenant has already paid the Invoice, Landlord will provide a credit against Tenant's obligations to pay Base Rent the amount overpaid by Tenant. Tenant shall keep any information gained from such examination confidential and shall not disclose it to any other party, except as required by law. If requested by Landlord, Tenant shall be required to sign a confidentiality agreement as a condition of Landlord making Landlord's invoices available for inspection. Notwithstanding anything contained herein to the contrary, in no event shall Tenant retain any person paid on a contingency fee basis to act on behalf of Tenant with regards to the forgoing rights to review the property invoices and Landlord shall have no obligation to allow any such representative paid on a contingency fee basis access to Landlord's records. Notwithstanding anything contained in this Lease to the contrary, Tenant hereby agrees that Tenant's sole remedy pertaining to an error in the Invoice or Report shall be for the recovery from Landlord an amount equal to the amount overpaid by Tenant, and Tenant hereby waives any right to terminate this Lease as a result of any such error in the Invoice or Report which Tenant may have under law or equity. In the event Tenant's review of property invoices reveals that Landlord's determination of Tenant's Proportionate Share of Operating Expenses as set forth in the Invoice was in error in Landlord's favor by more than 5 percent of the amount charged by Landlord to Tenant pursuant to such Invoice, then Landlord agrees to pay the reasonable, third-party cost of such review of the property invoices incurred by Tenant; provided such cost shall not exceed the greater of (i) the amount of the actual error in Landor's favor, or (ii) $3,000.00.

If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 60 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating

Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7. **Utilities**. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider in the event Landlord reasonably determines that Tenant's use of such jointly metered utility materially exceeds the use of such jointly metered utility by other tenants in the Building. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use. Notwithstanding anything contained herein to the contrary, in the event that such interruption or cessation of utilities results either from Landlord's or any of its employees' or agents' negligent or willful act or omission , and continues beyond three (3) business days from the date of such interruption or cessation, then, provided Tenant has delivered Landlord with prompt notice of such interruption, the rent under this Lease will abate, commencing on the third (3rd) business day the Premises remain untenantable, and continuing until the date on which the utilities are restored and the Premises are again tenantable. No abatement of rentals as hereinabove described will apply in the event such interruption of utilities is the result of Tenant's alterations to the Premises, or any negligent act or omission of Tenant, its agents, employees or contractors, or any cause other than the negligent or willful act or omission of Landlord or its employees, agents or contractors.

8. **Taxes**. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or within 30 days after demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for (as an Operating Expense or otherwise) any: (i) estate, inheritance, succession or transfer, or gift taxes of Landlord; (ii) federal, local or state net income, profits or revenue taxes imposed on Landlord's income, unless such net income taxes are in substitution for any Taxes payable hereunder or are calculated based on Tenant's rent payments; (iii) any penalties or interest charges (through no fault of Tenant); (iv) any supplemental Taxes related to any period of time before or after the Lease Term; (v) any liens or levies related to Hazardous Materials on the Project that were not introduced onto the Premises or Project by Tenant or any of Tenant's agents, employees or contractors; and (vi) any assessment expenses in excess of the amount payable in installments over the longest allowable term. Tenant shall have the right to request Landlord to contest Taxes assessed against the Building, and if Landlord is not willing to undertake such contest, Landlord agrees that Tenant can institute a contest on its own at its sole cost and Landlord will reasonably cooperate with such contest; provided, however, Tenant's request of such contesting of Taxes shall be limited to one request in a calendar year. If any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations (defined below), then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, provided that in no event shall Tenant be liable as an Operating Expense or otherwise for any taxes levied or assessed against any personal property or trade fixtures in any premises within the Project other than the Premises.

9. **Insurance**. Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be reasonably determined by Landlord based upon the total insurance cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's particular use of the Premises (as opposed to office and industrial uses by tenants in general).

Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant's sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000; and in the event property of Tenant's invitees or customers are kept in, or about the, Premises, Tenant shall maintain warehouser's legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; (2) all risk or special form property insurance covering the full

replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers' compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $1,000,000, (5) business automobile liability insurance having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles, and (6) business interruption insurance with a limit of liability representing loss of at least approximately 6 months of income. Any company writing any of Tenant's insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). All commercial general liability and, if applicable, warehouser's legal liability or bailee customers insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. The limits and types of insurance maintained by Tenant shall not limit Tenant's liability under this Lease. Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant's obligation to maintain such insurance. In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) promptly deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy. The insurance required to be maintained by Tenant hereunder are only Landlord's minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant's insurance needs

The all risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors , employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Notwithstanding anything in this Lease to the contrary, neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything in this Lease to the contrary, Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord's business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Notwithstanding anything in this Lease to the contrary, Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant's business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10. **Landlord's Repairs**. Landlord shall repair, at its expense and without pass through as an Operating Expense, the structural soundness of the roof (which does not include the roof membrane), the structural soundness of the foundation, the structural soundness of any interior load bearing walls of the Building, and the structural soundness of the exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10 of which Tenant becomes aware, after which Landlord shall have a reasonable opportunity to repair.

11. **Tenant's Repairs**. Landlord, as part of Operating Expenses as provided in Paragraph 6, shall maintain in good repair and condition (i) the parking areas and other exterior common areas of the Project, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, (ii) pipes and conduit up to the point of entry into the Building (unless a third party utility provider is required to maintain), and (ii) gutters, and downspouts on the Building and on the Building's roof membrane. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9, 15, 16 and this Paragraph 11, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term; provided in all events Landlord shall complete such capital repairs and such capital expenditures shall be fully amortized in accordance with the Formula (defined hereafter) and reimbursed to Landlord over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after such capital expenditures, and the denominator of which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such capital expenditure or repair. Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as

hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses. In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired. Heating, ventilation and air conditioning systems and other mechanical and building systems exclusively serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord, in which case the reasonable, out-of-pocket costs of such contracts entered into by Landlord shall be included as an Operating Expense. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 30 days after demand therefor. Subject to and without limiting the release and waiver of subrogation provisions contained in Paragraph 9, and Landlord's obligations under Paragraph 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by wrongful act of Tenant, its agents, contractors, or invitees, specifically excluding ordinary wear and tear. Tenant shall have the benefit of any warranties held by Landlord that would reduce Tenant's obligations under this Paragraph 11 and Landlord shall use reasonable good faith efforts in assisting Tenant in enforcing any such warranties.

12. **Tenant-Made Alterations and Trade Fixtures.** Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's consent shall not be required for any Minor Alterations (as defined below), provided that Tenant shall provide Landlord at least ten (10) days' notice prior to commencing such Minor Alterations, and such Minor Alterations shall otherwise comply with the provisions of this Paragraph 12. As used herein, a "Minor Alteration" is any Alteration that satisfies all of the following criteria: (i) is not visible from the exterior of the Building; (ii) will not materially affect the building systems serving the Building or structural portions of the Building; and (iii) does not cost more than $30,000 per project. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable out-of-pocket costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials in excess of $5,000.00, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide (or shall cause its general contractor to provide) certificates of insurance for worker's compensation and other coverage in amounts and from insurance companies reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord a statement setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Upon Tenant's written request, Landlord shall provide Tenant, at the time of Tenant's request for approval of Tenant-Made Alterations, a list of which Tenant-Made Alterations Landlord will require Tenant to remove upon surrender of the Premises. Tenant shall repair any damage caused by the removal of such Tenant-Made Alterations upon surrender of the Premises.

Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, racking, bins, machinery, equipment and fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises.

Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $427,110.00 (the "TI Allowance"), towards the initial Tenant-Made Alterations to the Premises and a maximum amount of $213,555.00 (the "Lighting Allowance") towards lighting improvements and Title 24 compliance at the Premises (the "Lighting Improvements"). In the event the Lighting Improvements exceed the Lighting Allowance, Tenant may use the TI Allowance for such overage. However, the Lighting Allowance may only be used for lighting improvements and Title 24 compliance. Such payment shall be made by Landlord to Tenant within 30 days following (i) completion of the initial Tenant-Made Alterations and Lighting Improvements, (ii) Landlord's receipt of Tenant's invoice substantiating the costs related thereto, (iii) Landlord's receipt of final lien waivers from all contractors and subcontractors who did work on the initial Tenant-Made Alterations and Lighting Improvements in excess of One Thousand Dollars ($1,000.00), and (iv) Landlord's receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations and Lighting Improvements. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance and Lighting Allowance shall only be available for Tenant's use through December 31, 2015 (such date shall be extended by one day for each day of any

delay to Tenant's completion of its improvements caused by any event of Force Majeure), and Tenant hereby waives any and all rights to any unused portion of the TI Allowance and/or Lighting Allowance remaining as of January 1, 2016 (such date shall be extended by one day for each day of any delay to Tenant's completion of its improvements caused by any event of Force Majeure).

Tenant shall submit a space plan to Landlord for review and reasonable approval prior to starting construction documents for the initial Tenant-Made Alterations. In addition, Tenant shall submit final construction documents to Landlord for its review and reasonable approval prior to the start of construction. Upon completion of the initial Tenant-Made Alterations and Lighting Improvements, Tenant shall submit an electronic copy of the final construction documents for Landlord's records.

In addition, Landlord, at Landlord's sole cost and expense, shall fix the restroom areas that have been damaged by a previous water leak in the restrooms. This shall include: repair or replacement of damaged flooring. Tenant shall allow Landlord's contractor access to the space to allow for the restoration.

13. **Signs**. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval (not to unreasonably withheld) and conform in all respects to Landlord's Project standard requirements attached hereto as Exhibit D.

14. **Parking**. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking without any additional charge. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord reasonably determines that such parking facilities are becoming crowded, but Landlord shall not oversubscribe the available parking for the Building and Project. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

15. **Restoration.** If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant in writing within 45 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises based on Landlord's receipt of an opinion from a competent and experienced general contractor. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. Landlord may also terminate this Lease if Landlord fails to receive sufficient insurance proceeds to complete the restoration for any reason other than Landlord's failure to carry the insurance coverages it is required to carry under this Lease, such shortfall (net of any applicable deductible) exceeds Fifty Hundred Thousand Dollars ($50,000.00), and Tenant does not agree to fund such shortfall in excess of $50,000.00 within fifteen (15) days after Tenant's receipt of Landlord's written request to do so. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events (as defined in Paragraph 33), all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration, with such abatement commencing on the date of such casualty event, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

Notwithstanding the terms and conditions of this Paragraph 15, if the Premises are not restored by Landlord on, or prior to, the date which is the later of 6 months of the date of the casualty event (subject to Force Majeure (not to exceed 90 days) and Tenant-caused delays) or the date Landlord estimated completion of the restoration as described above (subject to Force Majeure (not to exceed 90 days) and Tenant-caused delays), Tenant may terminate the Lease upon thirty (30) days written notice to Landlord; provided, however, if Landlord completes the restoration in said thirty (30) day notice period, Tenant's notice of termination shall be null and void and this Lease shall continue in full force and effect.

16. **Condemnation**. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would materially interfere with or impair Landlord's ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. In the event (i) more than twenty-five percent (25%) of the Premises is involved in a Taking as described in this Paragraph 16, or (ii) more than twenty-five percent (25%) of the parking spaces for the Building are Taken and not replaced by Landlord with other parking spaces in the Project proximate to the Building, and in either case the Taking, in Tenant's reasonable judgment, would materially interfere with or impair Tenant's operations at the Premises, then in any such event Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord within thirty (30) days of such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent and Operating Expenses

payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses, relocation costs, loss of goodwill, and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

17. **Assignment and Subletting**. Without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) in the event of an assignment, the assignee does not have a net worth calculated according to generally accepted accounting principles at least equal to the tangible net worth of the Tenant at the time it executed the Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate any written agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the business reputation of the assignee or sublessee is unsavory and will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (iv) the assignment or sublease is to another tenant in the Project and Landlord then has comparable space available for lease in the Project; or (v) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request. Landlord may revoke its consent immediately with notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing to the contrary, provided no uncured default has occurred under this Lease, and subject to the provisions herein, Tenant may, without Landlord's prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant's assets are transferred, provided the following conditions are met: (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant's leasehold estate and (y) such merger, consolidation, or transfer of assets of Tenant does not reduce the tangible net worth of Tenant after giving effect to such transfer (the transferee referred to as a "Permitted Transferee" and the transfer referred to as a "Permitted Transfer"). Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable expenses in connection with any assignment or sublease not to exceed $3,000.00. This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises more than 15 percent of the Premises (other than to a Tenant Affiliate or pursuant to a Permitted Transfer), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease, in which case, the rent payable by Tenant hereunder shall be proportionately reduced. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee other than to a Tenant Affiliate or Permitted Transferee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50 percent of all such excess rental and other excess consideration (after all reasonable and customary brokerage commissions, attorneys' fees, and Landlord approved tenant improvement costs directly incurred by Tenant attributable to such sublease or assignment have been deducted) within 30 days following receipt thereof by Tenant; provided in the event of a sublease which is less than 100% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder (beyond applicable notice and cure periods hereunder) Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18. **Indemnification**. Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors, and Landlord's violation of any Legal Requirements (through no fault of Tenant) and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

19. **Inspection and Access**. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon not less than one business days' notice to Tenant and subject to Tenant's reasonable security requirements, except in the event of an emergency, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant's access to use or occupancy of the Premises or Tenant's parking rights. At Landlord's request, Tenant shall execute any commercially reasonable instruments as may be necessary for such easements, dedications or restrictions provided that such instruments do not in any way materially interfere with Tenant's rights or increase Tenant's obligations under this Lease.

20. **Quiet Enjoyment**. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21. **Surrender**. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received ordinary wear and tear, repair and maintenance obligations that are the responsibility of Landlord hereunder, casualty loss and condemnation covered by Paragraphs 15 and 16 excepted and otherwise in accordance with the Move Out Conditions Addendum attached hereto. Without limiting the foregoing, Tenant shall remove any unsavory or noxious odor which may exist in the Premises resulting from Tenant's occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant's right of possession. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant and Landlord hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and. with respect to Tenant only, obligations concerning the condition and repair of the Premises.

22. **Holding Over**. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over; provided, however, that Landlord provides Tenant with written notice that Landlord is in negotiations with another prospective tenant, and Tenant fails to thereafter surrender the Premises in accordance with this Lease on, or prior to, the date identified in Landlord's notice. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises. For purposes of this Paragraph 22, "possession of the Premises" shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23. **Events of Default**. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after Tenant's receipt of a written notice of delinquency from Landlord; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed in a manner that does not comply with Paragraph 9, except, if the same is replaced in each case, as permitted in this Lease and no lapse in coverage occurred during such replacement process.

(iv) Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured, and (c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect and maintaining the utility services. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v) There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 20 days after notice from any source that any such lien or encumbrance is filed against the Premises.

(vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises), provided that if the failure cannot reasonably be cured within thirty (30) days, no Event of Default shall be deemed to occur if Tenant commences to cure the failure within the thirty (30) day period and diligently continues to cure such failure.

(viii) Tenant agrees that any notice given by Landlord pursuant to this Paragraph of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding, but only if such notice is prepared and served upon Tenant in accordance with the requirements of California Code of Civil Procedure Section 1161.

24. **Landlord's Remedies**. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandoned the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonable avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) The "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in

Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) The "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award. Tenant acknowledges and agrees that the term "detriment proximately caused by Tenant's failure to perform its obligations under this Lease" includes, without limitation, the unamortized value of any abated or free rent given to Tenant (assuming the value of any such abated rent is computed on a straight-line basis over the Lease Term).

Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding the foregoing, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous Event of Default.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord and Tenant shall each have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord or Tenant at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by either party to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of such party's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

25. **Tenant's Remedies/Limitation of Liability**. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary to diligently prosecute and cure such default). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project (and any rental, sales, insurance and condemnation proceeds received by Landlord in connection therewith after Landlord has notice from Tenant of a claim breach), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26. **Reserved.**

27. **Subordination**. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.

The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage. Notwithstanding the preceding provisions of this Paragraph 27, this Lease and Tenant's interest in the Premises shall not be subordinate to any future mortgage or deed of trust on the Project, and Tenant shall not be obligated to execute an instrument subordinating this Lease or Tenant's interest in the Premises to any future mortgage or deed of trust on the Project, unless concurrently with such subordination the holder of such mortgage or deed of trust agrees in such instrument of subordination not to disturb Tenant's possession of the Premises (so long as no default exists under the Lease) in the event such holder acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

28. **Mechanic's Liens**. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 20 days of Tenant's receipt of notice from any source of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner reasonably satisfactory to Landlord within such 20 day period.

29. **Estoppel Certificates**. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate after Tenant's receipt of a second 5-day written request from Landlord.

30. **Environmental Requirements**. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and except for propane used in Tenant's forklifts in the normal course of its business, and except for Hazardous Materials contained in products described on Addendum 6 that are stored and/or used during Tenant's normal course of business, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as reasonably requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. No cure or grace period provided in this Lease shall apply to Tenant's obligations to comply with the terms and conditions of this Paragraph 30.

Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials (A) on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (B) that were on the Premises prior to the Commencement Date or Tenant's occupancy of the Premises, which ever occurred earlier.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or

recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's reasonable prior notice to Tenant, subject to Tenant's reasonable security requirements, and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable out-of-pocket cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31. **Rules and Regulations**. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current Project rules and regulations are attached hereto as Exhibit B. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, but shall enforce any such rules and regulations in a non-discriminatory manner.

32. **Security Service**. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises by any third party.

33. **Force Majeure**. Except for the payment of monetary obligations, neither Landlord nor Tenant shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the delaying party (other than for financial reasons) ("Force Majeure").

34. **Entire Agreement**. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35. **Severability**. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36. **Brokers**. Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. Any commissions payable to Tenant's broker set forth on the first page of this Lease shall be paid by Landlord pursuant to a separate written agreement between Landlord and such broker.

37. **Miscellaneous**. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord at 3353 Gateway Boulevard, Fremont, California 94538, with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado 80239, Attention: General Counsel, and to Tenant at 1778 McCarthy Boulevard, Milpitas, California 95035; Attention: Chief Financial Officer. Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e) If Tenant's financial statements are not otherwise publicly available and in the event of (i) a default by Tenant of its obligations under the Lease, or (ii) a need by Landlord to effectuate a financing transaction or sale of the Building, or (iii) an assignment or subletting of the Lease by Tenant, then at Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. All such non-public financial statements shall be held strictly confidential and used only for the purposes stated herein.

(f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 10 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l) Time is of the essence as to the performance of Tenant's and Landlord's obligations under this Lease.

(m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control, except as otherwise expressly provided in the main body of this Lease.

(n) In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney's fees, filing fees, and court costs.

(o) Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord's rights does not adversely affect Tenant's use and occupancy of the Premises or subject Tenant to additional costs), without Tenant's consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building. Within 30 days of receipt of written request from Landlord, Tenant shall cooperate reasonably with Landlord in obtaining data regarding the electricity consumed in the operation of the Premises (the "Energy Data") for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency's Energy Star rating system and other energy benchmarking systems. Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data. Landlord shall not publicly disclose Energy Data without Tenant's prior written consent. Landlord may, however, disclose Energy Data that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant.

(p) This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease. Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

(q) Within fifteen (15) days of Landlord's written request, Tenant agrees to cooperate reasonably with Landlord in obtaining such information and/or documents as Landlord may reasonably need to comply with California Public Resources Code Section 25402.10, or successor statute(s), and California Energy Commission adopted regulations set forth in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1685, and successor and related California Code of Regulations, relating to commercial building energy ratings. Landlord makes the following statement based on Landlord's actual knowledge in order to comply with California Civil Code Section 1938: The Building and Premises have not undergone an inspection by a Certified Access Specialist (CASp).

38. **Limitation of Liability of Trustees, Shareholders, and Officers of Landlord**. Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

39. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

Sigma Designs, Inc.
a California corporation

By: [signature]
Name: ELIAS N. NADER
Title: CFO

LANDLORD:

PLDSPE LLC
a Delaware limited liability company

By: [signature]
Name: Elizabeth Kauchak
Title: Vice President, Market Officer

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED 12/27/ , 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

Period			Monthly Base Rent
Months 1	through	6	$0.00 *
Months 7	through	9	$0.00 *
Months 10	through	21	$39,721.23
Months 22	through	33	$41,310.08
Months 34	through	45	$42,962.48
Months 46	through	57	$44,680.98
Months 58	through	69	$46,468.22
Months 70	through	81	$48,326.95

* Tenant shall not be responsible for Operating Expenses for the free Base Rent Period through the end of the sixth full calendar month following the Commencement Date. Beginning on the seventh full month following the Commencement Date, Tenant shall be responsible for Operating Expenses as set forth in the Lease.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

Paragraph 11, captioned "TENANT REPAIRS," is revised to include the following:

Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises.

The service contract must become effective within thirty (30) days of occupancy, and service visits shall be performed on a quarterly basis. Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1. Adjust belt tension;
2. Lubricate all moving parts, as necessary;
3. Inspect and adjust all temperature and safety controls;
4. Check refrigeration system for leaks and operation;
5. Check refrigeration system for moisture;
6. Inspect compressor oil level and crank case heaters;
7. Check head pressure, suction pressure and oil pressure;
8. Inspect air filters and replace when necessary;
9. Check space conditions;
10. Check condensate drains and drain pans and clean, if necessary;
11. Inspect and adjust all valves;
12. Check and adjust dampers;
13. Run machine through complete cycle.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

With respect to Paragraph 21 of the Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, repair and maintenance obligations that are the responsibility of Landlord hereunder, casualty loss, and condemnation covered by Paragraphs 15 and 16 excepted.

Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive, and remains subject to and limited by ordinary wear and tear, repair and maintenance obligations that are the responsibility of Landlord hereunder, casualty loss, and condemnation covered by Paragraphs 15 and 16, as set forth in the first paragraph of this Addendum:

1.	Lights:	Office, warehouse, emergency and exit lights will be fully operational with all bulbs and ballasts functioning.
2.	Dock Levelers, Service Doors and Roll Up Doors:	All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure property operation. All door panels which are replaced need to be painted to match the building standard.
3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.
4.	Structural Columns	All structural steel columns in the warehouse and office shall be inspected for damage. Repairs of this nature should be pre-approved by Landlord prior to implementation.
5.	Warehouse Floor:	Free of stains and swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer to match concrete color. All floor striping in the Premises shall be removed with no residual staining or other indication that such striping existed.
6.	Tenant-Installed Equipment and Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)
7.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.
8.	Carpet and Tile	The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.
9.	Roof:	Any Tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor. Active leaks caused by Tenant or its agents, employees or contractors must be fixed. Tenant must check with Landlord's property manager to determine if specific roofing contractor is required to perform work.
10.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.
11.	Heating and Air Conditioning System:	Heating/air conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This

includes warehouse heaters and exhaust fans. Upon move out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

12.	Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good condition and repair and conforming to code.
14.	Overall Cleanliness:	Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises. All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.
15.	Upon Completion:	Contact Landlord's property manager to coordinate turning in of keys, utility changeover and obtaining of final Landlord inspection of Premises which, in turn, will facilitate refund of Security Deposit.

ADDENDUM 4

ONE RENEWAL OPTION AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

(a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein or a Permitted Transferee, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the initial Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

(b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:

(i) the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

(ii) the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

(c) The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such Operating Expenses and other reimbursable items.

Field

(d) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(e) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(g) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(h) If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph (d).

(i) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

(j) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(k) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

ADDENDUM 5

STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

1. Permitted Hazardous Materials and Use.

Tenant has requested Landlord's consent to use the Hazardous Materials listed below in its business at the Premises (the "Permitted Hazardous Materials"). Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

Permitted Hazardous Materials (including maximum quantities):

____
____
____

The storage, uses or processes involving the Permitted Hazardous Materials (the "Use") are described below.

Use [If limited to receiving and storage, so specify]:

____
____
____

2. No Current Investigation. Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3. Notice and Reporting. Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant. Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant's use of the Premises.

4. Indemnification. Tenant's indemnity obligation under the Lease with respect to Hazardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the Use of the Hazardous Materials or the breach of Tenant's obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord as a result of the Tenant's Use of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

5. Disposal Upon Lease Termination. At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

ADDENDUM 6

SATELLITE DISH

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

Landlord hereby grants Tenant the right to install, maintain and replace from time to time a satellite dish or similar antennae device (hereinafter "Satellite Dish") on the roof of the Premises, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Premises; (d) the Satellite Dish not being visible at street level; and (e) Landlord's rights to use or lease the roof for the placement of a solar electric generating system. Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant's installation, use or removal of the Satellite Dish. The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease so long as Tenant is not in default under the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, use or removal of the Satellite Dish.

sba00803
3115589.17

EXHIBIT A

SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.



PREMISES
WEST WARREN AVE
FREMONT BLVD
SPINNAKER COURT
GATEWAY BLVD
BAYVIEW DRIVE

EXHIBIT A-1

EXISTING FLOOR PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.



47467 FREMONT BLVD., FREMONT, CA
EXIT
ENTRY
BREAK RM
ELECTRICAL RM
JAN
NORTH
0' 8' 16' 32' 64'
170'

sba00803
3115589.17

EXHIBIT B

PROJECT RULES AND REGULATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will reasonably direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Further, parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises of which Tenant becomes aware.

12. Tenant shall not permit storage outside the Premises, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or commercial cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of excess vibration, noise and air waves which may be transmitted beyond the Premises.

20. Tenant shall not permit smoking in the office areas of the Premises.

21. No racking or storage shall occur within 12-inches of demising walls, office and warehouse separation walls, exterior walls, and columns.

EXHIBIT C

FORM OF COMMENCEMENT DATE CERTIFICATE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

COMMENCEMENT DATE CERTIFICATE

__________, 201__

Sigma Designs, Inc.
1778 McCarthy Boulevard
Milpitas, California 95035

RE: Lease dated 12/27/14 between Sigma Designs, Inc. and PLDSPE LLC for 47513-47545 Fremont Boulevard, Fremont, CA 94538

Dear __________:

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Lease Commencement Date:
Lease Expiration Date:
Rental Commencement Date:

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me. If I can be of service, please do not hesitate to contact me.

Sincerely,

Accepted by: Sigma Designs, Inc.
By: [signature]
Printed: ELIAS N. NADER
Title: CFO

Date: 12/27/14

EXHIBIT D

SIGN CRITERIA

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED December 27th, 2014 BETWEEN

PLDSPE LLC
and
Sigma Designs, Inc.

WINDOW IDENTIFICATION SIGNS:

Each Tenant will be allowed one window sign placed either to the left or the right of the entrance door, whichever provides the best visibility.

Company names, logos or symbols will be allowed in this area-color and size to be determined by the Tenant. Copy must start at 5' from grade, working down to no more than 3 1/2' from grade. Sign layout including copy, sizes and color must be approved by the building management. Management reserves the right to deny any copy or color it considers unsuitable.

One security decal only may be applied to the front door glass in the lower corner if the Tenant so desires. All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION:

A monument directory sign has been provided for each building. If only one Tenant occupies an entire building, that Tenant shall be allowed to utilize the entire directory sign area for their company name and logo, if desired, in white pressure sensitive vinyl letters with a letter height suitable for the area allowed. Address numbers must be utilized in layout.

If two or more Tenants occupy a building, signs shall be shared equally by the number of tenants within the building, utilizing white pressure sensitive vinyl letters with a letter height suitable for the area allowed. A logo will be allowed if so desired of the company name, but any logo or copy must be in white. A thin line will divide the areas between tenants.

REAR LOADING SIGNS:

Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36" x 24" aluminum panel adjacent to the rear doors.

Copy shall consist of 3" black vinyl capital letters only. Company names and logos only are allowed.

Management reserves the right to deny any copy it considers unsuitable. Layout is to be approved by building management. The cost of all lettering and logos will be the responsibility of the Tenant. No other signs are allowed in the windows or doors.